UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 14, 2007
_________________________

Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-26013	84-1334687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10635 Santa Monica Blvd. #120, Los Angeles, CA 90025
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (310) 461-3600

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2007, we entered into an Investment Agreement with Dutchess Private Equities Fund, Ltd. (the “Investor”). Pursuant to this Agreement, the Investor shall commit to purchase up to $2,500,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase (“Puts”) shall be equal to, at our election, either (i) up to $250,000 or (ii) up to 200% of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date. The put date shall be the date that the Investor receives a put notice of a draw down by us. The purchase price shall be set at ninety-three percent (93%) of the lowest closing Best Bid price of the Common Stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular put. During this time, we shall not be entitled to deliver another put notice.

Pursuant to a Registration Rights Agreement entered into consecutively with the Investment Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering 15,000,000 shares of the common stock underlying the Investment Agreement within 15 days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the closing date. We shall have an ongoing obligation to register additional shares of our common stock as necessary underlying the draw downs.

A copy of the Investment Agreement and Registration Rights Agreement are attached hereto as Exhibits 10.1 and 10.2.

On December 14, 2007, we entered into a lease for approximately 19,496 square feet of space in Camarillo, California (“Lease”).  The Lease is for a 3 year term from February 15, 2008 through February 28, 2011.  The company will pay $1.128 per square foot per month for a total payment of $22,000 per month with approximately 3% annual increases.  The space will be used for warehousing and distribution of our products and used as the company’s main corporate headquarters.

A copy of the Lease is attached hereto as Exhibit 10.3.

ITEM 3.02    UNREGISTERED SALE OF EQUITY SECURITIES

See Item 1.01 above.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Section 8 – Other Events

Item 8.01 Other Events

On December 19, 2007, the company issued a press release announcing the Investment and Registration Rights Agreement with Dutchess Private Equity Fund, Ltd.  A copy of the press release is attached hereto as exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
Not applicable

(b) Pro Forma Financial Information.
Not applicable

(c) Shell Company Transactions.
Not Applicable

(d) Exhibits.

Exhibit Number	Description

10.1	Investment Agreement between Dutchess Private Equities Fund, Ltd. and Auriga Laboratories, Inc.
10.2	Registration Rights Agreement between Dutchess Private Equities Fund, Ltd. and Auriga Laboratories, Inc.
10.3	Commercial Lease dated December 14, 2007.
99.1	Press Release dated December 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Auriga Laboratories, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2007	AURIGA LABORATORIES, INC.

By: /s/ Philip S. Pesin
Philip S. Pesin
Chief Executive Officer